UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Offering

On August 29, 2019 (the “Issue Date”), IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Crown Bridge Partners, LLC, a New York limited liability company (the “Lender”), for the purchase of a Convertible Promissory Note in the principal amount of up to $105,000 (the “Note”). The Note is not convertible within 180 days of receipt of funds for the first tranche (the “First Closing”) and is then convertible, in whole or in part, into shares of the Company’s Common Stock at a rate of $0.20 per share (the “Conversion Price”). Upon an “Event of Default,” as defined in the Note, the Conversion Price becomes the “Variable Conversion Price” which is defined in the Note as “60% multiplied by the Marked Price.” “Market Price” is defined in the Note as “the lowest one (1) Trading Price (as defined in the Note) for the Common Stock during the twenty-five (25) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.” The Note bears interest at a rate of 10% per annum with principal and accrued and unpaid interest payable one year from the receipt of funds for each tranche under the Note.

On September 6, 2019, the first closing of the Note occurred pursuant to which the Company paid a purchase price of $35,000 (the “First Closing”). Additional closings will occur at the discretion of the Company and the Lender.

The Note is governed by the SPA. In addition to the issuance of the Note, the Company issued to the Lender warrants to purchase one share of the Company’s Common Stock for 100% of the number of shares of Common Stock issuable upon conversion of the funds received in the First Closing (the “Warrants”). Each Warrant is immediately exercisable at $0.20 per share and expires on September 6, 2024.

The Note, SPA, and the Warrant Agreement are attached hereto as Exhibits 99.1, 99.2, and 99.3, respectively.

Financial Public Relations Agreement with SmallCapVoice.com

On September 6, 2019, the Company entered into a Financial Public Relations Agreement (the “Agreement”) with SmallCapVoice.com, Inc., a Texas corporation (“SmallCapVoice.com”). The Agreement is attached hereto as Exhibit 99.4.

The term of the Agreement is 45 days from the date of the Agreement and will be renewed upon written consent of the parties. Pursuant to the Agreement, SmallCapVoice.com will provide the Company consulting services pertaining to investor relations. In consideration of receipt of the services the Company will issue to SmallCapVoice.com 50,000 shares of the Company’s Common Stock and will pay SmallCapVoice.com $2,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 hereto under the subheading “Convertible Note Offering” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Securities Purchase Agreement with Crown Bridge Partners, LLC dated August 29, 2019
99.2	12% Convertible Secured Note with Crown Bridge Partners, LLC dated August 29, 2019
99.3	Warrant Agreement with Crown Bridge Partners, LLC dated August 29, 2019
99.4	Financial Public Relations Agreement dated September 6, 2019 with SmallCapVoice.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: September 10, 2019	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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